SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

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(Amendment No.     )

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Allscripts Healthcare Solutions, Inc.

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222 Merchandise Mart Plaza, Suite 2024

Chicago, IL 60654

Telephone: (312) 506-1200

Facsimile: (312) 506-1201

April 28, 2005

Fellow Stockholders:

You are cordially invited to attend the Allscripts Healthcare Solutions, Inc. Annual Meeting of Stockholders on Thursday, June 9, 2005 at 9:00 a.m. (Central Time). The meeting will be held at Allscripts’ principal offices located at 222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654.

This Notice of Annual Meeting and Proxy Statement describe the business to be transacted at the meeting and provides other information concerning Allscripts that you should be aware of when you vote your shares. Details of the business to be conducted at the annual meeting are given in the attached Notice of Annual Meeting and Proxy Statement. All stockholders are welcome to attend the Annual Meeting.

It is important that your shares are represented at the Annual Meeting whether or not you plan to attend. To ensure that you will be represented, we ask that you sign, date and return the enclosed proxy card or proxy voting instruction form as soon as possible in the enclosed return envelope. You may also be able to cast your vote by telephone or over the Internet. If such voting method is used, then you do not need to return your proxy card by mail. In any event, please vote as soon as possible.

On behalf of the Allscripts’ Board of Directors and our management team, I would like to express our appreciation for your interest in Allscripts.

Sincerely,

Glen E. Tullman

Chairman and Chief Executive Officer

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

222 Merchandise Mart Plaza, Suite 2024

Chicago, IL 60654

Notice of Annual Meeting of Stockholders

Thursday, June 9, 2005

9:00 a.m.

Allscripts Healthcare Solutions, Inc.

222 Merchandise Mart Plaza, Suite 2024

Chicago, IL 60654

The purpose of our Annual Meeting is to:

1.	Elect two directors to each serve a three-year term;

2.	Consider and vote upon a proposed amendment to our Amended and Restated 1993 Stock Incentive Plan to increase the number of shares we may issue under the plan by 700,000; and

3.	Ratify the appointment of Grant Thornton LLP as our independent accountants for 2005.

You are eligible to vote at the Annual Meeting in person or by proxy if you were a stockholder of record on April 15, 2005. You may revoke your proxy at any time prior to its exercise at the Annual Meeting.

We have enclosed with this notice and proxy statement a copy of our Annual Report to Stockholders for the fiscal year ended December 31, 2004.

By Order of the Board of Directors,

Lee Shapiro

President and Secretary

April 28, 2005

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

Proxy Statement

Annual Report on Form 10-K

We have enclosed with this proxy statement a copy of our Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the year ended December 31, 2004, without exhibits. You may access the exhibits described in the Form 10-K through our website at www.allscripts.com or obtain a copy of the exhibits for a fee upon request. Please contact Lee Shapiro, Secretary, Allscripts Healthcare Solutions, Inc., 222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654.

This proxy statement and form of proxy are first being sent to stockholders on or about April 29, 2005.

QUESTIONS AND ANSWERS

What am I voting on?

We are soliciting your vote on:

1.	the election of two directors to each serve for a three-year term;

2.	the amendment to our Amended and Restated 1993 Stock Incentive Plan to increase the number of shares we may issue under the plan by 700,000; and

3.	the ratification of Grant Thornton LLP as our independent accountants.

Who may vote?

Allscripts stockholders at the close of business on April 15, 2005, the record date, are entitled to vote. On that date, there were 39,650,086 shares of Allscripts common stock outstanding.

How many votes do I have?

Each share of Allscripts common stock that you own entitles you to one vote.

How do I vote?

All stockholders may vote by mail. You also may be able to vote by telephone or over the Internet. To vote by mail, please sign, date and mail your proxy in the postage paid envelope provided. If you hold your shares through a bank or broker and they do not offer telephone or Internet voting, please complete and return your proxy by mail. If you attend the Annual Meeting in person and would like to vote then, we will give you a ballot at the meeting. If your shares are held in the name of your broker, bank or other nominee, you need to bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on April 15, 2005, the record date for voting.

How does discretionary voting authority apply?

If you sign, date and return your proxy card, your vote will be cast as you direct. If you do not indicate how you want to vote, you give authority to Glen E. Tullman, Chairman and Chief Executive Officer, and William J. Davis, Chief Financial Officer, to vote for the items discussed in these proxy materials and any other matter that is properly raised at the Annual Meeting. In such a case, your vote will be cast FOR the election of each director nominee, FOR the amendment to our Stock Incentive Plan, FOR the ratification of our independent accountants and FOR or AGAINST any other properly raised matters at the discretion of Messrs. Tullman and Davis.

May I revoke my proxy?

You may revoke your proxy at any time before it is exercised in one of four ways:

1.	Notify our Secretary in writing before the Annual Meeting that you are revoking your proxy.

2.	Submit another proxy with a later date.

3.	Vote by telephone or Internet after you have given your proxy.

4.	Vote in person at the Annual Meeting.

What does it mean if I receive more than one proxy card?

Your shares are likely registered differently or are in more than one account. You should sign and return all proxy cards to guarantee that all of your shares are voted.

What constitutes a quorum?

The presence, in person or by proxy, of the holders of one-third of the total number of shares of Allscripts common stock issued and outstanding constitutes a quorum. You will be considered part of the quorum if you return a signed and dated proxy card, if you vote by telephone or over the Internet, or if you attend the Annual Meeting.

Abstentions and broker non-votes are counted as “shares present” at the Annual Meeting for purposes of determining whether a quorum exists. A broker non-vote occurs when a bank or broker submits a proxy that does not indicate a vote for a proposal because he or she does not have voting authority and has not received voting instructions from you. Please note that banks and brokers cannot vote on their clients’ behalf on “non-routine” proposals, such as the amendment to our Stock Incentive Plan.

What vote is required to approve the proposals?

Election of Directors: A plurality of the votes cast will elect directors. This means that the two nominees who receive the highest number of votes will be elected. If you do not want to vote your shares for a particular nominee, you may indicate that in the space provided on the proxy card or withhold authority as prompted during telephone or Internet voting. Abstentions and broker non-votes will have no effect on the election of a director.

Amendment to our Stock Incentive Plan: Amendment to our Stock Incentive Plan requires that a majority of the shares present or represented by proxy and having the power to vote at the Annual Meeting vote in its favor. An abstention will have the effect of a vote against the amendment to our Plan, but a broker non-vote will have no effect.

Ratification of Independent Accountants: Although we are not required to submit the appointment of our auditors to a vote of stockholders, we believe that it is appropriate to ask that you ratify the appointment. Ratification of Grant Thornton LLP as our independent accountants requires the affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting. An abstention will have the effect of a vote against the ratification of Grant Thornton LLP.

How do I submit a stockholder proposal?

The deadline has passed for submitting a proposal to be raised at the 2005 annual meeting of stockholders. To submit a proposal to be included in our proxy statement for the 2006 annual meeting of stockholders, you must submit a proposal no later than December 28, 2005. Your proposal must comply with the proxy rules of the Securities and Exchange Commission. You should send your proposal to our Secretary at our address on the cover of this proxy statement.

You also may submit a proposal that you do not want included in the proxy statement but that you want to raise at the 2006 annual meeting of stockholders. We must receive your proposal in writing on or after January 10, 2006, but no later than February 9, 2006. If you submit your proposal after the deadline and we choose to consider it at the meeting, then the Securities and Exchange Commission rules permit the individuals named in the proxies solicited by our Board of Directors for that meeting to exercise discretionary voting power as to that proposal. To be properly brought before an annual meeting, our by-laws require that your proposal give: (1) a brief description of the business you want to bring before the meeting; (2) your name and address as they appear on our stock records; (3) the class and number of shares of Allscripts that you beneficially own; and (4) any interest you may have in the business you want to bring before the meeting. You should send your proposal to our Secretary at the address on the cover of this proxy statement.

Who pays to prepare, mail and solicit the proxies?

We will pay all of the costs of preparing, mailing and soliciting these proxies. We will ask brokers, banks, voting trustees and other nominees and fiduciaries to forward the proxy materials to the beneficial owners of our common stock and to obtain the authority to execute proxies. We will reimburse them for their reasonable expenses upon request. In addition to mailing proxy materials, our directors, officers and employees may solicit proxies in person, by telephone or otherwise. These individuals will not be specially compensated.

Proposal 1

ELECTION OF DIRECTORS

Seven directors currently serve on our Board of Directors. The directors are divided into three classes. Each director serves for a term of three years, until a qualified successor director has been elected, or until he resigns or is removed by the Board. At this Annual Meeting, you will be asked to elect two directors. The remaining five directors will continue to serve on the Board as described below. The 2005 nominees are Messrs. Glen E. Tullman and M. Fazle Husain. Both nominees currently serve on our Board of Directors.

Your shares will be voted as you specify on the enclosed proxy card or in telephone or internet voting. If you do not specify how you want your shares voted, we will vote them FOR the election of Messrs. Tullman and Husain. If unforeseen circumstances (such as death or disability) make it necessary for the Board of Directors to substitute another person for a nominee, your shares will be voted FOR that other person. The Board does not anticipate that any nominee will be unable to serve. The nominees and continuing directors have provided the following information about themselves.

Nominees

Glen E. Tullman, 44, joined Allscripts as Chief Executive Officer in August 1997, to lead the Company’s transition into the Healthcare Information Sector. In May 1999, Mr. Tullman became our Chairman of the Board. Prior to joining Allscripts, from October 1994 to July 1997, Mr. Tullman was Chief Executive Officer of Enterprise Systems, Inc., a healthcare information services company providing resource management solutions to large integrated healthcare networks. From 1983 to 1994, Mr. Tullman served in a number of management roles including President and Chief Operating Officer of CCC Information Services, Inc., a provider of information systems to property and casualty insurers. Mr. Tullman has been named to the Leadership Council for the e-Healthcare Initiative and currently serves on the Board of Directors of the Juvenile Diabetes Research Foundation in Chicago, as well as a number of other private boards.

M. Fazle Husain, 41, was elected to our Board in April 1998. Mr. Husain is a Managing Director of Morgan Stanley and Managing Member of Morgan Stanley Venture Partners, a late stage venture capital fund, investing primarily in companies in the healthcare and information technology sectors. Mr. Husain joined Morgan Stanley in 1987, and since 1991, has focused on investing in healthcare and software companies. He currently serves on the Board of Directors of Cross Country Inc. and several private medical and software companies.

Directors Continuing Until 2006 Annual Meeting

Philip D. Green, 54, was elected to our Board in 1992. Mr. Green has been a partner with the law firm of Gardner Carton & Douglas, LLP since June 2004. From June 2000 until that time, Mr. Green was a partner with Akin, Gump, Strauss, Hauer & Feld, L.L.P. From 1989 to June 2000, Mr. Green was a partner with the law firm of Green, Stewart, Farber & Anderson, P.C., of which Mr. Green was a founding partner. From 1978 through 1989, Mr. Green was a partner in the Washington, D.C. based law firm of Schwalb, Donnenfeld, Bray & Silbert, P.C. Mr. Green practices healthcare law and represents several major teaching hospitals. Mr. Green serves on the Board of Directors of I-trax, Inc.

Bernard Goldstein, 74, was elected to our Board in 2001. From 1979 to 1996, Mr. Goldstein was a Managing Director of Broadview International, LLC, a financial services firm specializing in merger and acquisition transactions for communications, IT, and media companies. Thereafter, he served as a director of Broadview until 2002. He is a past President of the Information Technology Association of America, the industry trade association of the computer service industry, and past Chairman of the Information Technology Foundation. Mr. Goldstein was a director of Apple Computer Inc. until August 1997, and is currently a director of Sungard Data Systems, Inc. and several privately held companies.

Marcel L. “Gus” Gamache, 62, was elected to our Board in August 2003. Since 1994, Mr. Gamache has been President and Chief Executive Officer of ConnectiCare, a Farmington, Massachusetts-based managed care company serving more than 270,000 members in Connecticut and western Massachusetts. Prior to his work at ConnectiCare, Mr. Gamache was employed for 19 years at Blue Cross and Blue Shield of Massachusetts where he served as internal auditor and controller during that time. He currently is a member of the Board of Directors of the MetroHartford Chamber of Commerce, as well as a number of other private boards.

Directors Continuing Until 2007 Annual Meeting

Michael J. Kluger, 48, was elected to our Board in 1994. Since 1992, Mr. Kluger has served as a Managing Director of Liberty Capital Partners, Inc., a New York investment management firm and the general partner of Liberty Partners, L.P. Since November 2001, Mr. Kluger has also been a Managing Director of AIG Altaris Health Partners, L.P., a private equity healthcare firm, and from June 2001 to March 2005, Mr. Kluger served on the Board of Directors of ConnectiCare, Inc.

Robert A. Compton, 49, was elected to our Board in August 2003. Mr. Compton was the Chief Executive Officer of NoInk Communications from 2002 until the company’s sale in 2004. NoInk was a privately held provider of handheld and web-based software solutions for pharmaceutical and medical device sales professionals, which he founded in 2000. From 1999 to January 2000, Mr. Compton was President of the Neurologic Technologies Division of Medtronic, Inc., a medical technology company. From 1997 until 1999, Mr. Compton was President and Chief Operating Officer of Sofamor Danek Group, Inc., a medical device manufacturer, which was acquired by Medtronic, Inc. in January 1999. From 1988 until 1997, Mr. Compton served as general partner of CID Equity Partners, a venture capital firm. Mr. Compton also serves on the Board of Directors of Experiencia, Inc. and ExactTarget, Inc., where he serves as Chairman.

GOVERNANCE

Code of Conduct

We have adopted a Code of Conduct that applies to all of our directors, officers and employees, including our Chief Executive Officer and senior financial and accounting officers. Our Code of Conduct requires that all of our directors, officers and employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in the Company’s best interest. In addition, our Code of Conduct acknowledges special ethical obligations for financial reporting. We maintain a current copy of our Code of Conduct, and will promptly post any amendments to or waivers of our Code of Conduct, on our website at www.allscripts.com. Stockholders may request a written copy of the Code of Conduct by writing to our Secretary at the address shown on the cover of this proxy statement.

Director Independence

Each of our directors other than Mr. Tullman qualifies as “independent” in accordance with the listing requirements of Nasdaq. The Nasdaq independence definition includes a series of objective tests, such as that the director is not an employee of the company and has not engaged in various types of business dealings with the company. In addition, as further required by the Nasdaq rules, the Board has made a subjective determination as to each independent director that no relationships exist which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the directors reviewed and discussed information provided by the directors and Allscripts with regard to each director’s business and personal activities as they may relate to Allscripts and Allscripts’ management. The independent members of the Board of Directors will meet periodically in executive session without management. These meetings have occurred and they will occur at least once per year.

Communications with Directors

Interested parties may communicate concerns to any of our non-management directors by writing to the director in care of our Secretary at the address shown on the cover of this proxy statement. In accordance with the policy adopted by our non-management directors, our Secretary will promptly relay to the addressee all communications that he determines require prompt attention by a non-management director and will regularly provide the non-management directors with a summary of all communications addressed to non-management directors.

Nominations for Directors

The Nominating and Governance Committee is responsible for the proposal of nominees for service as a director and will consider recommendations offered by stockholders in accordance with our by-laws. The Nominating and Governance Committee selects individuals as director nominees based on their business and professional accomplishments, integrity, demonstrated ability to make independent analytical inquiries, ability to understand our business and willingness to devote the necessary time to Board duties. In considering individuals for nomination, the Nominating and Governance Committee consults with the Chief Executive Officer. A director’s qualifications in meeting these criteria are considered at least each time the director is re-nominated for Board membership. Assuming that appropriate biographical and background information is provided to the Committee, the Committee would apply the same process and standards to the evaluation of each potential director nominee, regardless of whether he or she is recommended by one or more stockholders or is identified by some other method.

The Nominating and Governance Committee may hire outside advisers to assist it in identifying and/or evaluating potential director nominees. The Committee did not utilize outside advisors in deciding to nominate the director candidates for the upcoming annual meeting.

If you wish to recommend a nominee for director for the 2006 annual meeting of stockholders, our Secretary must receive your written nomination on or after January 10, 2006, but no later than February 9, 2006. You should submit your proposal to the Secretary at our address on the cover of this proxy statement. Our by-laws require that you provide: (1) your name and address and the name and address of the nominee; (2) a statement that you are a record holder of Allscripts common stock entitled to vote at the meeting and that you plan to appear in person or by proxy at the meeting to make the nomination; (3) a description of all arrangements or understandings under which you are making the nominations; (4) any other information that the rules of the Securities and Exchange Commission require to be included in a proxy statement; and (5) the nominee’s agreement to serve as a director, if elected.

Attendance at Annual Meeting

All members of our Board of Directors are invited to attend our annual meeting of stockholders. Their attendance, however, is not required. Last year, Mr. Tullman represented the Board at our meeting.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

During 2004, our Board of Directors met nine times. In addition to meetings of the full Board, directors attended meetings of the Board committees. Allscripts has standing audit, compensation and nominating and governance committees. Robert A. Compton serves as the lead independent director and focuses on key governance issues, Board self-evaluations and the Chief Executive Officer evaluation. In 2004, M. Fazle Husain attended six of the nine Board of Directors meetings. The other Board members attended at least 75% of the meetings of the Board and of the committees on which they served.

The Audit Committee is responsible for ensuring the integrity of the financial information reported by Allscripts. In accordance with its written charter, the Audit Committee is directly responsible for appointment, compensation, retention and oversight of the work of the independent auditor, approves the scope of annual audits performed by them, and reviews the results of those audits. In addition, the Audit Committee oversees the accounting and financial reporting process of the Company and meets with management, the independent auditors and the internal staff to review audit results and opinions, as well as financial, accounting and internal control matters. Marcel L. “Gus” Gamache, Michael J. Kluger and Bernard Goldstein serve on the Audit Committee. Mr. Kluger serves as the Chairman of the Audit Committee. The Board of Directors has determined that each of the members of the Audit Committee is independent in accordance with the regulations of the Securities and Exchange Commission and the listing standards of Nasdaq. In addition, the Board of Directors has determined that each member of the Audit Committee has a working familiarity with basic finance and accounting practices, including the ability to read and understand financial statements. Finally, the Board of Directors has determined that Mr. Goldstein is an “audit committee financial expert” under the rules of the Securities and Exchange Commission. The Committee has adopted a charter that specifies the composition and responsibilities of the committee, a copy of which is included as Appendix A to this proxy statement, is posted on our website at www.allscripts.com and is available to stockholders upon written request made to our Secretary at the address shown on the front cover of this proxy statement. Additional information on the Committee and its activities is set forth in the “Report of the Audit Committee”. During 2004, the Committee met nine times.

The Compensation Committee determines executive officers’ salaries, bonuses and other compensation and administers our Amended and Restated 1993 Stock Incentive Plan and our 2001 Non-statutory Stock Option Plan. Philip D. Green, M. Fazle Husain and Michael J. Kluger serve on the Compensation Committee. The Board of Directors has determined that each of the members of the Compensation Committee is independent in accordance with the regulations of the Securities and Exchange Commission and the listing standards of Nasdaq. The Committee has adopted a charter that specifies the composition and responsibilities of the Committee, which is posted on our website at www.allscripts.com and is available to stockholders upon written request made to our Secretary at the address shown on the cover of this proxy statement. During 2004, the Committee met six times.

The Nominating and Governance Committee assists the Board in identifying qualified individuals to become Board members and recommending to the Board the director nominees; develops and recommends to the Board corporate governance guidelines applicable to Allscripts; leads the Board in its annual review of the Board’s performance; makes recommendations to the Board regarding the compensation of non-management directors; and makes recommendations to the Board with respect to the assignment of individual directors to various committees. The Committee has adopted a charter that specifies the composition and responsibilities of the Committee, which is posted on our website at www.allscripts.com and is available to stockholders upon written request made to our Secretary at the address shown on the cover of this proxy statement. Philip D. Green and Bernard Goldstein serve on the Nominating and Governance Committee. The Board of Directors has determined that each of the current members of the Nominating and Governance Committee is independent in accordance with the regulations of the Securities and Exchange Commission and the listing standards of Nasdaq. During 2004, the Nominating and Governance Committee met one time.

DIRECTOR COMPENSATION

Each non-employee director is paid $1,500 for each Board of Directors meeting attended, and each director is reimbursed for travel expenses incurred when attending meetings. Under our Amended and Restated 1993 Stock Incentive Plan, directors who are not Allscripts employees are eligible to receive stock option grants at the discretion of the Board of Directors or the Compensation Committee. Each non-employee director is also eligible for medical insurance benefits.

OWNERSHIP OF ALLSCRIPTS COMMON STOCK

The following table shows how much Allscripts common stock was beneficially owned as of March 31, 2005 by:

•	our Chief Executive Officer and the four other most highly compensated executive officers based on compensation earned during 2004;

•	each director;

•	all directors and executive officers as a group; and

•	each stockholder that we know to own beneficially more than 5% of Allscripts common stock based on information filed with the Securities and Exchange Commission.

Beneficial ownership is a technical term broadly defined by the Securities and Exchange Commission to mean more than ownership in the usual sense. In general, beneficial ownership includes any shares that the holder can vote or transfer and stock options and warrants that are exercisable currently or become exercisable within 60 days. These shares are considered to be outstanding for the purpose of calculating the percentage of outstanding Allscripts common stock owned by a particular stockholder, but are not considered to be outstanding for the purpose of calculating the percentage ownership of any other person. Percentage of ownership is based on 39,646,013 shares outstanding as of March 31, 2005. Except as otherwise noted, the stockholders named in this table have sole voting and dispositive power for all shares shown as beneficially owned by them.

Named Executive Officers and Directors	Shares of Common Stock Beneficially Owned	Options and Warrants Exercisable Within 60 Days	Total	Percent of Class
Glen E. Tullman	406,090	801,398	1,207,488	3.0
Lee A. Shapiro	15,369	441,750	457,119	1.1
Joseph E. Carey	—	543,749	543,749	1.4
T. Scott Leisher	4,659	442,772	447,431	1.1
William J. Davis	—	206,667	206,667	*
Philip D. Green	53,160	57,500	110,660	*
M. Fazle Husain	56,744	22,500	79,244	*
Michael J. Kluger (1)	2,349,370	65,000	2,414,370	6.1
Bernard Goldstein	54,998	57,500	112,498	*
Robert A. Compton	82,529	33,334	115,863	*
Marcel L. “Gus” Gamache	—	25,000	25,000	*
All directors and executive officers as a group (11 persons)	3,022,919	2,697,170	5,720,089	13.5

5% Stockholders	Shares of Common Stock Beneficially Owned	Options and Warrants Exercisable Within 60 Days	Total	Percent of Class
IDX Systems Corporation (2)	7,200,938	—	7,200,938	18.2
Wellington Management Company, LLP (3)	4,957,934	—	4,957,934	12.5
Liberty Partners Holdings 6, L.L.C. (1)	2,248,170	—	2,248,170	5.7
Gilder, Gagnon, Howe & Co. LLC (4)	2,486,651	—	2,486,651	6.3
Longwood Investment Advisors, Inc. (5)	2,224,600	—	2,224,600	5.6

*	Less than 1%.
(1)

Liberty Partners Holdings 6, L.L.C. has shared voting and dispositive power with respect to 2,248,170 shares. Mr. Kluger is a general partner of Liberty Investment Partners 6, which is a non-voting member and manager of Liberty Partners Holdings 6, L.L.C. Mr. Kluger disclaims beneficial ownership of the shares held by Liberty Partners Holdings 6, L.L.C., except to the extent of his proportionate interest therein. Mr. Kluger owns 101,200 shares directly. The address for Liberty Partners Holdings 6, L.L.C. is c/o Liberty Partners, L.P., 1370 Avenue of the Americas, New York, New York 10019. The address for Mr. Kluger is 101 East 52nd Street, 11th Floor, New York, New York 10022.

(2)	IDX is the owner of and has shared voting and sole dispositive power with respect to its shares. Its address is 40 IDX Drive, South Burlington, Vermont 05403.
(3)	Wellington Management Company, LLP, an investment adviser, does not have sole voting or investment power with respect to any of the shares it holds, has shared voting power as to 4,257,822 shares and shared dispositive power as to 4,902,134 shares. Of the listed shares, Wellington Trust Company, NA has shared voting and dispositive power as to 1,357,388 shares (3.2)%. The address for both Wellington Management Company, LLP and Wellington Trust Company, NA is 75 State Street, Boston, Massachusetts 02109.
(4)	Gilder, Gagnon, Howe & Co. LLC does not have shared voting power or shared dispositive power with respect to any of the shares it holds, has sole voting or investment power with respect to 36,538 shares and has shared dispositive power as to all 2,486,651 of its shares. Its address is 1775 Broadway, 26th Floor, New York, New York 10019.
(5)	Longwood Investment Advisors, Inc. does not have shared voting or shared dispositive power with respect to any of the shares it holds. It has sole voting or investment power and sole dispositive power with respect to all 2,224,600 of its shares. Its address is 1275 Drummers Lane, Suite 207, Wayne, Pennsylvania 19087.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires executive officers, directors and 10% stockholders to file reports of ownership and changes of ownership of Allscripts’ common stock with the Securities and Exchange Commission. Based on a review of copies of these reports provided to us and written representations from executive officers and directors, we believe that all filing requirements applicable to these individuals were met during 2004.

EXECUTIVE COMPENSATION

The following table summarizes the compensation for the Chief Executive Officer and the other four most highly compensated executive officers of Allscripts.

Summary Compensation

Long-Term Compensation Awards
		Annual Compensation			Securities Underlying Options	All Other Compensation(1)
Name and Principal Position	Year	Salary		Bonus
Glen E. Tullman Chairman, and Chief Executive Officer	2004 2003 2002	$250,000 250,000 250,000		$75,000 32,000 53,450	225,000 325,000 215,000	$2,636 2,324 2,300
Lee A. Shapiro President	2004 2003 2002	$225,000 225,000 222,407		$75,000 32,000 53,475	110,000 275,000 150,000	$2,636 2,324 2,450
Joseph E. Carey Chief Operating Officer	2004 2003 2002	$225,000 225,000 225,000		$75,000 32,000 53,475	85,000 275,000 150,000	$2,636 2,324 2,450
William J. Davis Chief Financial Officer	2004 2003 2002	$225,000 225,000 52,067	(2)	$75,000 32,000 13,100	85,000 150,000 200,000	$2,636 324 54
T. Scott Leisher Executive Vice President, National Accounts	2004 2003 2002	$225,000 225,000 212,035		$90,839 28,500 53,475	45,000 225,000 150,000	$2,636 2,324 2,300

(1)	All other compensation is comprised of $2,000 for each named executive officer in matching contributions under our 401(k) plan and the balance for life insurance and long-term disability premiums paid by us, except that in 2003 and 2002 Mr. Davis did not receive $2,000 in 401(k) matching contributions.
(2)	Mr. Davis’ employment commenced on October 8, 2002.

Option Grants in 2004

This table gives information relating to option grants during 2004 to the executive officers listed in the Summary Compensation Table. The options were granted on April 1, 2004 and December 31, 2004 under the Amended and Restated 1993 Stock Incentive Plan. The options granted on April 1, 2004 vested immediately at grant. The options granted on December 31, 2004 vested 33% immediately and the remaining portion vest equally on the next two anniversary dates of the grant. The potential realizable value is calculated based on the term of the option at its time of grant, 10 years. The calculation assumes that the fair market value on the date of grant appreciates at the indicated rate compounded annually for the entire term of the option and that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price. Stock price appreciation of 5% and 10% is assumed pursuant to the rules of the Securities and Exchange Commission. The actual price appreciation may be substantially greater than that assumed under these rules. We cannot assure you that the actual stock price will appreciate over the 10-year option term at the assumed levels or at any other defined level.

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Securities Underlying Options Granted	Percent of Total Options Granted to Employees in 2004	Exercise Price Per Share	Expiration Date

Name					5%	10%
Glen E. Tullman	75,000	3.5%	$9.49	4/01/14	$447,616	$1,134,346
	150,000	7.0%	$10.67	12/31/14	$1,006,546	$2,550,785
Lee A. Shapiro	35,000	1.6%	$9.49	4/01/14	$208,887	$529,362
	75,000	3.5%	$10.67	12/31/14	$503,273	$1,275,392
Joseph E. Carey	35,000	1.6%	$9.49	4/01/14	$208,887	$529,362
	50,000	2.3%	$10.67	12/31/14	$335,515	$850,262
T. Scott Leisher	20,000	0.9%	$9.49	4/01/14	$119,364	$302,492
	25,000	1.2%	$10.67	12/31/14	$167,758	$425,131
William J. Davis	35,000	1.6%	$9.49	4/01/14	$208,887	$529,362
	50,000	2.3%	$10.67	12/31/14	$335,515	$850,262

Option Exercises in 2004 and 2004 Year-End Option Values

This table provides information regarding the exercise of options during 2004 by the executive officers listed in the Summary Compensation Table. The value realized is calculated using the difference between the option exercise price and the price of Allscripts common stock on the date of exercise multiplied by the number of shares subject to the option. The value of unexercised in-the-money options at year end 2004 is calculated using the difference between the option exercise price and $10.67 (the last reported market price of Allscripts common stock on the last trading day of the year) multiplied by the number of shares underlying the option. An option is in-the-money if the market value of the common stock subject to the option is greater than the exercise price.

	Shares Acquired on Exercise	Value Realized	Securities Underlying Unexercised Options at Year End 2004		Value of Unexercised In-the-Money Options at Year End 2004
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Glen E. Tullman	—	—	710,983	384,165	$4,358,497	$1,916,173
Lee A. Shapiro	—	—	485,501	274,999	$2,417,700	$1,539,745
Joseph E. Carey	—	—	468,750	252,082	$2,884,886	$1,508,245
T. Scott Leisher	—	—	374,023	206,665	$2,453,382	$1,308,045
William J. Davis	—	—	276,667	158,333	$1,721,300	$917,000

Employment Agreements

We entered into employment agreements with Messrs. Tullman, Shapiro, Carey and Leisher effective July 8, 2002 and amended January 1, 2005, and with Mr. Davis effective October 8, 2002 (as restated December 31, 2004,) and amended January 1, 2005. In the case of Messrs. Tullman, Shapiro, Carey and Leisher, each agreement has an initial term that ends July 8, 2005. In the case of Mr. Davis, the agreement had an initial term that ended on October 8, 2004, however, the agreement was renewed for an additional term. Under the January 1, 2005 amendments, the executives agreed to eliminate guaranteed bonuses, reductions in severance compensation in the event of a Change of Control, extend the period of their non-competition covenants and eliminate other benefits. In return, base salaries were increased. Under the amendments, Mr. Tullman is to be paid an annual base salary of $375,000, Mr. Shapiro is to be paid an annual base salary of $315,000, and Messrs. Carey and Davis are each to be paid an annual base salary of $290,000 (subject in each case to annual review and increase by the Board of Directors). Mr. Leisher’s base salary remained unchanged. Bonuses guaranteed to the executives under their previous employment agreements have been eliminated under the amendments. Similarly, automatic renewal provisions set forth in the previous employment agreements were eliminated. Under the amendments, non-renewal of an executive’s employment agreement will be deemed to be a termination without cause, entitling such executive to a severance payment in an amount equal to two times such Executive’s then in effect base salary as well as the performance bonus for the fiscal year in which the termination date occurs that would have been payable per the agreement had there been no termination of the employment period. Additionally, under the amendments, severance payments to which each of Messrs. Tullman, Shapiro, Carey, Davis or Leisher may have been entitled under the previous employment agreements, following a Change in Control (as defined in the employment agreements), have been reduced from a payment equal to 2.99 times his then in effect base salary and his guaranteed bonus amount, to two times his then in effect base salary and targeted performance bonus. The amendments also provide that each of Messrs. Tullman, Shapiro, Carey, Davis and Leisher will not compete with Allscripts during the term of his employment and (other than in the case of a termination by Allscripts without Cause or a termination of such executive for Constructive Discharge) for two years thereafter. Prior to the amendments, the non-compete period under the employment agreements was one year. Under the amendment, the term “Change of Control” includes changes in control of Allscripts Healthcare Solutions or its principal subsidiary, Allscripts, LLC. In connection with the amendments, we granted to the executives the following options on December 31, 2004: Mr. Tullman, 150,000 shares; Mr. Shapiro, 75,000 shares; Mr. Carey, 50,000 shares; Mr. Davis, 50,000 shares; and Mr. Leisher, 25,000 shares. We issued the options pursuant to our standard form of stock option agreement.

If we terminate Messrs. Tullman, Shapiro, Carey, Davis or Leisher without Cause or if any of them terminates his employment for Constructive Discharge (as each of those terms is defined in the employment agreements), he will be entitled to two years base salary as well as any accrued salary but not yet paid as of the termination date. They also will be entitled to the unpaid performance bonus, if any, for the calendar year preceding the termination date and any performance bonus for the calendar year in which the termination date occurs (as determined and payable had there been no termination), as well as a continuation of health benefits for a period of 24 months following the termination date, outplacement services of up to $10,000 and acceleration of all stock option or other stock awards granted. In the event that any payment by us to Messrs. Tullman, Shapiro, Carey, Davis or Leisher would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, we have agreed to pay such executive an amount, net of taxes, equal to such excise tax amount.

We have entered into stock option agreements with Messrs. Tullman, Shapiro, Carey, Davis, and Leisher (including options referred to above) pursuant to which, in the event of a Change in Control, as defined in the stock option agreements and the employment agreements, vesting of the options will accelerate so that the unvested portion of the options will vest immediately. Under these option agreements, Messrs. Tullman, Shapiro, Carey, Davis and Leisher had unvested options as of March 31, 2005 as follows: Mr. Tullman, 293,750 shares; Mr. Shapiro, 193,750 shares; Mr. Carey, 177,083 shares; Mr. Davis 158,333 shares; and Leisher, 137,916 shares.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee of our Board of Directors are Messrs. Green, Husain and Kluger. None of these persons has ever been an officer or employee of Allscripts or any of its subsidiaries. We refer you to the information under “Certain Relationships and Related Party Transactions” for a discussion of insider participation.

Liberty Partners Holdings 6, L.L.C., which as of March 31, 2005 held approximately 2,248,170 shares of common stock, is entitled to registration rights with respect to its shares. Under a registration rights agreement, Liberty Partners Holdings 6, L.L.C. is entitled to require us to register their shares of common stock three times, but not more than once in any six-month period. As of the date hereof, Liberty Partners had exercised its right to require us to register their shares of common stock one time. In addition, if we propose or are required to register any of our common stock, either for our own account or for the account of other of our stockholders, we are required to notify the holder described above and, subject to certain limitations, to include in that registration all of the common stock requested to be included by those holders. We are obligated to bear the expenses, other than underwriting commissions, of all incidental registrations. Mr. Kluger is a general partner of Liberty Investment Partners 6, which is a non-voting member and manager of Liberty Partners Holdings 6, L.L.C.

In 2004, we retained the law firm of Gardner Carton & Douglas, LLP, of which Philip D. Green, one of our directors, became a partner during 2004 and is currently a partner. In 2004, we paid Gardner Carton & Douglas, LLP fees of $57,000.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2004 about Allscripts common stock that may be issued upon the exercise of options and rights under all of our existing equity compensation plans, including our Amended and Restated 1993 Stock Incentive Plan and our 2001 Non-statutory Stock Option Plan. Stockholders did not approve the Non-statutory Stock Option Plan, which is described below.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(c)
Equity compensation plans approved by security holders	6,808,713	$6.96	101,014
Equity compensation plans not approved by security holders	3,599,465	$4.53	3,020
Total(1)	10,408,178	$6.12	104,034

(1)	Excludes (i) 354,380 shares subject to options outstanding pursuant to the Channelhealth Incorporated 1999 Stock Option Plan, which we assumed in connection with our 2001 acquisition of Channelhealth Incorporated (“Channelhealth”) (the “Channelhealth Options”), and (ii) 113,330 shares subject to options outstanding pursuant to the certain stock and stock option plans which we assumed in connection with our 2003 acquisition of Advanced Imaging Concepts, Inc. (the “AIC Options”). The Channelhealth Options have a weighted-average exercise price of $30.03 per share. The AIC Options have a weighted-average exercise price of $0.29 per share.

2001 Non-statutory Stock Option Plan

The Board originally adopted the Plan on January 31, 2001. The Plan was not approved by our stockholders. The Plan has been amended from time to time since its initial adoption. The Plan will terminate on January 31, 2011. Currently, the Board of Directors may amend or terminate the Plan at any time, subject to Nasdaq stockholder approval requirements. Under the Plan, the Compensation Committee may grant stock options to key individuals performing services for us, including employees (other than officers or directors), consultants and independent contractors.

Since its inception, 4,500,000 shares of common stock have been reserved for issuance under the Plan. At March 31, 2005, there were 3,096,579 shares of common stock reserved for issuance upon exercise of common stock and 51,848 shares available for future issuance under the 2001 plan. The number of shares underlying awards made to any one participant in a calendar year may not exceed 1,000,000 shares. The number of shares that can be issued and the number of shares subject to outstanding options may be adjusted in the event of a stock split, stock dividend, recapitalization or other similar event affecting the number of shares of our outstanding common stock.

The Compensation Committee administers the Plan. Subject to the specific provisions of the Plan, the Committee determines award eligibility, timing, amount and terms of the options. The Committee also interprets the Plan, establishes rules and regulations under the Plan and makes all other determinations necessary or advisable for the Plan’s administration. Options under the Plan must be nonqualified stock options. The Compensation Committee may specify any period of time following the date of grant during which options are exercisable, so long as the exercise period is not more than 10 years. Upon exercise, the option holder may pay the exercise price in such form as the Compensation Committee shall provide. Unless otherwise permitted by the Internal Revenue Code and Rule 16b-3 under the Securities Exchange Act of 1934 and approved in advance by the Compensation Committee, an option under the Plan may not be sold, assigned or otherwise transferred during its holder’s lifetime.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE OFFICERS’ COMPENSATION

The Compensation Committee, consisting of Philip D. Green, M. Fazle Husain and Michael J. Kluger, determines executive officers’ salaries, bonuses and other compensation and administers Allscripts’ Amended and Restated 1993 Stock Incentive Plan and our 2001 Non-statutory Stock Option Plan.

Compensation Policies Applicable to Executive Officers

The overall compensation program for salaried employees has been designed and is administered to ensure that employee compensation promotes superior job performance and the achievement of business objectives. The main policy objective of executive officer compensation is the maximization of stockholder value over the long term. The Compensation Committee believes that this can best be accomplished by an executive compensation program that reflects the following three principles:

First, base salaries should be sufficient to attract and retain qualified management talent, without exceeding competitive practice at similar companies in the information technology market.

Second, bonus and incentive programs should provide opportunity for significant increases in compensation, based on meeting or exceeding pre-determined Company and individual performance targets.

Third, a substantial portion of total long-term compensation should reflect performance on behalf of the Company’s stockholders, as measured by increases in the value of the Company’s stock.

In the judgment of the Compensation Committee, the performance of Allscripts in 2004 confirms that the compensation program is achieving its main objectives.

Base Salary

All of the executive officers have employment agreements that set their base compensation.

Quarterly Bonus

Executive officers and certain other key personnel are eligible for cash bonuses after the end of each fiscal quarter. The bonus program has been approved by Allscripts’ Board of Directors and is formalized in writing. The Board of Directors or the Compensation Committee determines the bonus for the Chief Executive Officer. The Chief Executive Officer’s bonus is based on the overall performance and financial results of the Company, including the Company’s achievement of goals pertaining to revenue growth, cost reductions, improved operating methods, acquisitions and accounting controls. These factors are weighted and then the Company’s fulfillment of these goals is evaluated. Bonuses for other executive officers are recommended by the Chief Executive Officer and then submitted to the Committee for its approval. In making its final determinations, the Compensation Committee determines how each executive officer contributed to Allscripts’ achievement of its goals.

Stock Incentives

Under the Amended and Restated 1993 Stock Incentive Plan, stock options and other stock-based awards may be granted to executive officers. Executives generally receive stock incentives through initial grants at the time of hire and periodic additional grants. The Compensation Committee determines the number of stock incentives to be granted based on an officer’s job responsibilities and individual performance evaluation. Each of the executive officers named in the Summary Compensation Table received new grants of stock incentives during 2004 as set forth therein.

In 2005, Allscripts may grant restricted stock awards, instead of stock options, to certain employees, pursuant to the Amended and Restated 1993 Stock Incentive Plan. A stock award, or restricted stock unit award, is a grant that vests over time. As the stock award vests, employees receive Allscripts common shares that they own outright. Through the use of restricted stock awards, significant equity compensation can be provided to employees that is less subject to market volatility.

Compensation of the Chairman and Chief Executive Officer

The overall compensation package of the Chief Executive Officer is designed to recognize that the Chief Executive Officer bears primary responsibility for increasing the value of stockholders’ investments. The Chief Executive Officer’s base compensation is set at $375,000 by his amended employment agreement, effective January 1, 2005. He received a cash bonus of $75,000 for the year 2004, reflecting Allscripts’ achievement of its performance goals.

The Compensation Committee is directly responsible for reviewing and recommending to the Board of Directors for approval, all awards and grants to the Chief Executive Officer under the incentive components of the compensation program. The Board intends that a substantial portion of the Chief Executive Officer’s compensation be incentive-based, providing greater compensation as direct and indirect financial measures of stockholder value increase. The Chief Executive Officer’s compensation will thus be structured and administered to motivate and reward the successful achievement of these objectives. In 2004, Mr. Tullman received options for a total of 225,000 shares.

The Chief Executive Officer’s compensation is intended to be directly related to the overall performance of the Company as measured by financial criteria. In addition, the Chief Executive Officer’s compensation reflects achievements such as the continued strong performance of the senior management team and the successful negotiation of strategic alliances.

Deductibility of Compensation

Under Internal Revenue Code Section 162(m), a company generally may not deduct compensation in excess of $1,000,000 paid to the Chief Executive Officer and the other four most highly compensated officers. Certain “performance based compensation” is not included in compensation for purposes of the limit. The Committee believes that the current structure of Allscripts’ executive compensation does not give rise to Section 162(m) concerns. The Compensation Committee will continue to assess the impact of Section 162(m) on its compensation practices.

Compensation Committee

Philip D. Green

M. Fazle Husain

Michael J. Kluger

Company Performance

This graph shows a comparison of cumulative total returns for Allscripts, the Nasdaq Stock Market—U.S. and the Nasdaq Health Services Index from December 31, 1999 through December 31, 2004. The graph assumes an initial investment of $100 and the reinvestment of dividends.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.,

THE NASDAQ STOCK MARKET (U.S.) INDEX

AND THE NASDAQ HEALTH SERVICES INDEX

* $100 Invested on 12/31/99 in stock or index-

including	reinvestment of dividends.
Fiscal	year ending December 31.

Cumulative Total Return

	12/31/1999	12/31/2000	12/31/2001	12/31/2002	12/31/2003	12/31/2004
ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.	$100.00	$21.24	$7.36	$5.43	$12.09	$24.25
NASDAQ STOCK MARKET (U.S.)	100.00	60.30	45.49	26.40	38.36	40.51
NASDAQ HEALTH SERVICES	100.00	78.33	83.23	75.37	95.63	112.45

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Our policy is that all transactions between us and our executive officers, directors and principal stockholders must be approved by our Audit Committee or our independent directors.

Stock Rights and Restrictions Agreement

In connection with our acquisition of Channelhealth Incorporated in January 2001, we entered into a stock rights and restrictions agreement with IDX Systems Corporation, which is a significant stockholder of Allscripts.

Allscripts Board of Directors

Until the earlier of (1) termination of the stock rights and restrictions agreement or (2) the date that IDX and its affiliates beneficially own fewer than 25% of the Allscripts common shares issued to IDX upon completion of the Channelhealth merger, IDX is entitled to designate an individual to our Board of Directors.

Limitation on Business Combination Transactions

During the term of the stock rights and restrictions agreement, each of IDX and Allscripts has agreed not to engage in or propose any transaction referred to in the agreement as a “business combination,” which means a merger, consolidation, “business combination” as defined in Section 203 of the Delaware General Corporation Law as currently in effect, compulsory share exchange or other transaction involving the other and pursuant to which the other party’s voting securities are exchanged for cash, securities or other property, or any sale of all or substantially all of the assets or liquidation of the other party, including by means of a tender or exchange offer, or request or solicit any other person to engage in or propose a business combination, unless the transaction is approved by a majority of the other party’s continuing directors, as defined in the agreement, or the party engaging in or proposing the transaction beneficially owns less than 5% of the other party’s voting securities and has no representative on the other party’s board of directors.

Limitation on Acquisition and Disposition of Voting Securities

Without the consent of a majority of the other party’s continuing directors, neither party may acquire any additional voting securities of the other, except under certain limited circumstances. In addition, the stock rights and restrictions agreement imposes certain limitations on IDX’s ability to transfer beneficial ownership of its Allscripts voting securities. The stock rights and restrictions agreement also provides that if during the period from the third anniversary through the fourth anniversary of the agreement, we propose to file a registration statement under the Securities Act with respect to a primary firm commitment underwritten public offering of Allscripts common stock, IDX will have the right to “piggyback” on the offering by notifying us that IDX wants to include some or all of its Allscripts shares in the registration, subject to customary “cutback” provisions. We will pay all of the expenses of the piggyback registration, except underwriting discounts and commissions on shares sold by IDX, fees of IDX’s counsel and any transfer taxes applicable to the sale of the IDX shares.

Voting of Allscripts Shares Held by IDX

Generally the stock rights and restrictions agreement permits IDX to vote in its complete discretion on all matters voted on by Allscripts stockholders. Notwithstanding the foregoing, on certain matters IDX generally must vote all of its Allscripts shares in accordance with the recommendation of the Allscripts continuing directors; provided that, except in limited circumstances related to IDX’s breach of its obligations to Allscripts, IDX is not required to vote its Allscripts shares in accordance with the recommendation if the average closing price of Allscripts stock during the 90 trading days preceding the vote is less than $14.5625. These matters are those that:

•	constitute a business combination involving Allscripts;

•	involve the acquisition by any person other than IDX or its affiliates of beneficial ownership of greater than 50% of the then outstanding Allscripts voting securities;

•	involve the issuance by Allscripts of its own securities for cash; or

•	involve any acquisition by Allscripts, whether through merger, share exchange, purchase of assets or otherwise.

IDX’s Right to Participate in Securities Issuances by Allscripts

If at any time during the term of the stock rights and restrictions agreement we plan to issue Allscripts voting securities, or securities exercisable, exchangeable for or convertible into Allscripts voting securities and, as a result, IDX’s beneficial ownership of all outstanding Allscripts voting securities would be reduced to below 2% after giving effect to the proposed transaction, then we must offer to sell to IDX a number or amount of the securities proposed to be issued that, if purchased by IDX, would permit IDX and its affiliates to beneficially own a number of Allscripts voting securities determined by dividing the aggregate number of outstanding Allscripts common shares then beneficially owned by IDX by the total number of Allscripts common shares then outstanding.

Termination

The stock rights and restrictions agreement will terminate by its terms in January 2011, but it may be terminated earlier as follows:

•	by mutual written consent of IDX and us; or

•	by IDX if we file for bankruptcy, or another person commences a bankruptcy proceeding against us and the proceeding is not dismissed or stayed within 60 days, or if an order for relief under a bankruptcy law is entered against Allscripts.

Strategic Alliance Agreement

Upon completion of the Channelhealth merger transaction, we entered into a strategic alliance agreement with IDX.

Marketing of Channelhealth Products

The strategic alliance agreement provides for a ten-year strategic alliance under which Allscripts and IDX will cooperate to develop and market Channelhealth products pursuant to a development plan to be updated at least quarterly during the term of the alliance. Each of Allscripts and IDX are required to develop connectivity between their respective products to facilitate data exchange and ease of use. The parties are required to compensate and motivate their sales forces to sell our products to IDX customers and prospects.

Marketing Restrictions

During the term of the alliance, each party, subject to certain exceptions, is prohibited from entering into any relationship or arrangement with direct competitors of the other party to develop or provide competitive products other than those currently marketed by such party. Either party may terminate the marketing restrictions to which it is subject upon the occurrence of a material adverse change in the business, properties, results of operations or condition (financial or otherwise) of the other party (other than changes that are the result of economic factors affecting the economy as a whole or changes that are the result of factors generally affecting the specific industry or markets in which the party competes).

Compensation

Allscripts and IDX are entitled to agreed upon revenue sharing for sales of each other’s products. In 2004, we paid IDX approximately $1,829,000 pursuant to this obligation. In 2004, we also paid IDX approximately $359,000 for lease of office space and use of the facility’s infrastructure and $12,000 for consulting services. We also paid IDX approximately $140,000 for billings and collections on behalf of IDX related to a certain customer contract to which IDX and Allscripts were parties. IDX paid Allscripts approximately $88,000 for billings and collections on our behalf related to certain customer contracts to which IDX and Allscripts were parties.

Change of Control

If during the term of the alliance, a change of control occurs with respect to either party with a direct competitor of the other party, the party undergoing the change of control will be subject to certain revenue sharing obligations with the other party and, upon the termination of the Strategic Alliance Agreement following any such change of control, must deliver certain of its source code to the other party.

Termination of Alliance

Either party may terminate the alliance in the event the other party becomes insolvent or if the other party has defaulted under or breached any material term of the strategic alliance agreement and has not cured the default or breach within 120 days after it occurs.

Amended and Restated Cross License and Software Maintenance Agreement

In connection with the Channelhealth merger transaction, Channelhealth and IDX entered into an amended and restated cross license and software maintenance agreement.

Cross License

The amended and restated cross license and software maintenance agreement provides for, in the case of IDX, the granting of a perpetual, non-exclusive, non-cancelable and non-terminable, fully paid-up license to Channelhealth permitting Channelhealth to copy, use, display, perform, adopt, modify and maintain certain IDX software applications and related intellectual property rights, and create derivative works with regard to the software, for the purpose of merging IDX software with Allscripts’ products and to market and sublicense IDX software in connection with the marketing of those products and, in the case of Channelhealth, the granting of a perpetual, non-exclusive, non-cancelable and non-terminable, fully paid-up license to IDX permitting IDX to copy, use, display, perform, market, sublicense, transmit, create and own derivative works and to distribute certain Channelhealth software applications and related intellectual property rights in connection with IDX’s “Patient Channel” business.

Termination

In the event that the strategic alliance agreement between Allscripts and IDX is terminated or not renewed, the license granted by IDX to Channelhealth will terminate with respect to certain IDX technologies developed by IDX and incorporated by IDX into IDX software, except as used by Channelhealth to create or maintain compatibility or connectivity between Allscripts products and IDX products.

Value Added Reseller Agreement

Allscripts and IDX have entered into a Value Added Reseller Agreement, dated March 31, 2004, pursuant to which Allscripts has granted to IDX’s Flowcast division a license to market and resell certain Touchworks products directly to IDX Flowcast customers. The agreement has an initial term of three years, but may be terminated by either party on written notice of 180 days.

Certain Business Relationships

See “Compensation Committee Interlocks and Insider Participation” for other Related Party Transactions.

Proposal 2

Amendment to the Amended and Restated 1993 Stock Incentive Plan

The Board proposes to amend the 1993 Stock Incentive Plan to increase the number of shares reserved for issuance under the Plan from 9,393,489 to 10,093,489. We believe that we need to increase the number of shares issuable under the Plan in order to ensure that there are adequate shares available for future grants to support broad-based participation. The Board recommends that you approve this amendment. The following summary describes the basic features of the Plan. However, it is not complete and, therefore, you should not rely solely on it for a detailed description of every aspect of the Plan.

General

The Board originally adopted the Plan on September 14, 1993. The Plan has been amended from time to time since its initial adoption and will terminate on April 23, 2014. The purpose of the Plan is to attract and retain the best available individuals for positions of substantial responsibility, to provide additional incentive to such individuals, and to promote the success of our business by aligning the financial interests of key individuals performing services for Allscripts with long-term shareholder value. Under the Plan, stock options, stock awards, and stock appreciation rights may be granted. Options granted under the Plan may be either “incentive stock options,” as defined in Section 422 of the Internal Revenue Code (“Code”), or nonqualified stock options.

Shares Available for the Plan

Since its inception, 9,393,489 shares of common stock have been reserved for issuance under the Plan. At March 31, 2005, there were 6,761,272 shares of common stock reserved for issuance upon exercise of common stock and 122,955 shares available for future issuance under the 1993 Plan. The Board proposes to amend the Plan to increase the number of shares that can be issued by 700,000 shares. The number of shares underlying awards made to any one participant in a fiscal year may not exceed 3,000,000 shares. The number of shares that can be issued and the number of shares subject to outstanding options may be adjusted in the event of a stock split, stock dividend, recapitalization or other similar event affecting the number of shares of Allscripts’ outstanding common stock. In that event, the Compensation Committee may also make appropriate adjustments to any stock appreciation rights and stock awards outstanding under the Plan. In addition, the Plan allows the Compensation Committee to cash out stock incentives in the event of a merger, consolidation or similar event.

Plan Administration

The Compensation Committee administers the Plan. Subject to the specific provisions of the Plan, the Committee determines award eligibility, timing and the type, amount and terms of the awards. The Committee also interprets the Plan, establishes rules and regulations under the Plan and makes all other determinations necessary or advisable for the Plan’s administration.

Stock Awards

Under the Plan, stock awards may be granted alone, in addition to, or in tandem with other awards under the Plan. Stock awards may consist of shares of Allscripts common stock or restricted stock units, which represent the right to receive shares of Allscripts common stock in the future, in each case subject to a risk of forfeiture or other restrictions on ownership for a certain period of time. During the restricted period, the holder of restricted stock may not sell or otherwise transfer the shares, but he or she may vote the shares and is entitled to any dividend or other distribution. The restricted shares become freely transferable when the restriction period expires. At the end of the restricted period for restricted stock units, the holder will be paid in cash or shares of Allscripts common stock or both, as determined by the Compensation Committee.

Stock Options

Options under the Plan may be either incentive stock options, as defined under the tax laws, or nonqualified stock options. The per share exercise price may not be less than the fair market value of Allscripts common stock on the date the option is granted. The Compensation Committee may specify any period of time following the date of grant during which options are exercisable, so long as the exercise period is not more than 10 years. Incentive stock options are subject to additional limitations relating to such things as employment status, minimum exercise price, length of exercise period, maximum value of the stock underlying the options and a required holding period for stock received upon exercise of the option. Only nonqualified options may be granted to individuals who are not Allscripts employees.

Under the Plan, the option holder may pay the exercise price in several ways upon exercise. He or she can pay: (1) in cash; (2) if the Compensation Committee so provides, by delivering previously owned Allscripts common stock with a fair market value equal to the exercise price; or (3) if the Compensation Committee so provides, by a combination of these methods.

Stock Appreciation Rights

A holder of a stock appreciation right, or SAR, has the right to receive upon exercise of the SAR, in cash or in Allscripts common stock, the appreciation in the fair market value of the number of shares of common stock specified in the SAR. The Committee may grant SARs independently or in tandem with options. If a SAR is granted in tandem with an option, the exercise of the tandem option will result in a cancellation of the SAR and vice versa.

Performance-Based Awards

Under the Plan, the Compensation Committee may designate any award of restricted stock or restricted stock units as “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code. These awards will be conditioned on the achievement of one or more performance measures based on any of the following as selected by the Committee: total shareholder return, return on equity, return on capital employed, return on invested capital, cash flow, cumulative cash flow, operating profit, gross or pre-tax profits, post-tax profits, gross or net margins, consolidated net income, economic value added, improvements in financial ratings, achievement of balance sheet or income statement objectives, market or category share, or costs.

Expiration of Options and SARs

Generally, options and SARs granted under the Plan expire on the date determined by the Committee at the time of the grant, subject to earlier expiration as specified in the award agreement if the holder terminates employment with Allscripts prior to that date. IRS rules require that incentive stock options expire no later than three months after the termination of employment for any reason other than death or disability, or one year after termination of employment by reason of death or disability, in either case subject to the normal expiration date of the option. In no event may an option or SAR be exercised after its expiration date. Any unvested portion of an option or SAR will expire immediately upon termination of employment.

Outstanding Stock Options

We cannot determine the number of shares that may be granted as stock awards under the Plan to participants or that may be acquired under stock options that may be awarded under the Plan to participants. There are no stock appreciation rights outstanding under the Plan. On April 15, 2005, the last reported sale price of Allscripts common stock on the Nasdaq National Market was $13.04 per share. As of April 15, 2005, the following options had been granted under the Plan:

Name	Number of Shares
Glen E. Tullman Chairman, President and Chief Executive Officer and Director Nominee	1,637,254
Lee A. Shapiro President	955,500
Joseph E. Carey Chief Operating Officer	851,666
T. Scott Leisher Executive Vice President, National Accounts	625,915
William J. Davis Chief Financial Officer	435,000
Husain, Fazle Director Nominee	45,000
All current executive officers	4,505,335
All current directors who are not executive officers	500,571
All employees (other than current executive officers)	6,218,758

Transferability of Options and SARs

Generally, an option or SAR may not be sold, assigned or otherwise transferred during its holder’s lifetime, except by will or the laws of descent and distribution. In certain limited circumstances, the Committee, in its sole discretion, may provide that a nonqualified stock option or SAR may be transferred, subject to the terms and conditions established by the Committee.

Tax Consequences

The following is a summary, based on current law, of some significant federal income tax consequences of awards under the Plan. Participants are advised to consult with their own tax advisor regarding the federal, state and local tax consequences of their awards under the Plan.

Incentive Stock Options

Participants in the Plan do not recognize taxable income by reason of the grant or vesting of an incentive stock option, and Allscripts does not receive a tax deduction by reason of either event. Upon exercise of an incentive stock option, its holder does not recognize taxable income, and Allscripts does not receive a tax deduction. However, the excess of the fair market value of Allscripts common stock on the date of exercise over the exercise price is an adjustment that increases alternative minimum taxable income, the base upon which alternative minimum tax is computed.

If the shares purchased upon the exercise of an incentive stock option are sold at a gain within two years from the date of grant, or within one year after the option is exercised, then the difference, with certain adjustments, between the fair market value of the stock at the date of exercise and the exercise price will be considered ordinary income. Any additional gain will be treated as a capital gain. If the shares are sold at a gain after they have been held at least one year and more than two years after the grant date, any gain will be treated as a long-term capital gain. Any loss recognized upon a taxable disposition of the shares generally would be characterized as a capital loss.

Nonqualified Stock Options

Participants in the Plan do not recognize taxable income by reason of the grant or vesting of a nonqualified stock option, and Allscripts does not receive a tax deduction by reason of either event. Upon exercise of a nonqualified stock option, its holder recognizes ordinary income in an amount equal to the difference between the fair market value of Allscripts common stock at the time of exercise and the exercise price. Generally, Allscripts is entitled to a corresponding tax deduction for compensation income recognized by the holder. Upon the subsequent sale of the shares acquired in the exercise, the holder will recognize a short-term or long-term capital gain or loss, depending on the length of time he or she has held the shares.

Stock Appreciation Right

Participants in the Plan do not recognize taxable income by reason of the grant or vesting of a SAR, and Allscripts does not receive a tax deduction by reason of either event. Upon exercise of a SAR, the holder recognizes ordinary income in an amount equal to the amount of the cash payment or fair market value of the shares of Allscripts common stock he or she received. Generally, Allscripts is entitled to a corresponding tax deduction.

Stock Awards

The holder of restricted stock does not recognize any taxable income on the stock while it is restricted. When the restrictions lapse, the holder’s taxable income (treated as compensation) equals the fair market value of the shares. The holder may, however, avoid the delay in computing the amount of taxable gain by filing with the Internal Revenue Service, within 30 days after receiving the shares, an election to determine the amount of taxable income at the time of receipt of the restricted shares. The holder of a restricted stock unit does not recognize taxable income upon the grant of the unit. When the restrictions lapse, the holder recognizes ordinary income equal to the fair market value of the shares or amount of cash transferred to the holder.

In the year that the recipient of a stock award recognizes ordinary taxable income in respect of such award, Allscripts will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the recipient is required to recognize, provided that the deduction is not otherwise disallowed.

Plan Amendment and Termination

The Plan, under its current terms, will terminate on April 23, 2014. The Board of Directors may amend or terminate the Plan at any time, subject to Nasdaq’s stockholder approval requirements.

Vote Required and Board Recommendation

The affirmative vote of holders of a majority of the shares of common stock represented at the meeting is required to approve the amendment to the Plan.

The Board of Directors unanimously recommends a vote FOR

the amendment to the Amended and Restated 1993 Stock Incentive Plan

AUDIT COM MITTEE REPORT

The Audit Committee is comprised of three directors who are each independent, as defined in Nasdaq’s listing standards and Securities and Exchange Commission regulations. The Committee operates under a charter adopted by the Board and consistent with Nasdaq and SEC requirements, a copy of which is included as Appendix A to this proxy statement.

Management is responsible for Allscripts’ financial reporting process, including its systems of internal and disclosure controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. Allscripts’ independent public accountants, appointed by the Audit Committee, are responsible for auditing those financial statements.

The Audit Committee of Allscripts held nine meetings during 2004. The meetings were designed to facilitate and encourage private communications between the Committee and Allscripts’ independent public accountants, Grant Thornton LLP.

Throughout 2004, management completed documentation, testing and evaluation of Allscripts’ internal control over financial reporting pursuant to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. At each quarterly meeting, management provided updates to the Audit Committee regarding progress made to complete management’s assessment of its internal control over financial reporting. In February 2005, management presented to the Audit Committee the “Management Report on Internal Control Over Financial Reporting” and Grant Thornton’s “Report of Independent Registered Public Accounting Firm,” both of which were included in Allscripts’ Form 10-K for the year 2004. Management’s report concluded that the internal control over financial reporting was effective as of December 31, 2004. Grant Thornton’s report concurred with management’s assessment. The Committee continues to oversee Allscripts’ efforts related to its internal control over financial reporting and management’s preparations for the evaluation in 2005.

During these meetings, the Committee reviewed and discussed the unaudited quarterly and audited annual financial statements with management and Grant Thornton. The Committee believes that management maintains an effective system of internal controls that results in fairly presented financial statements. Based on these discussions, the Committee recommended to the Board that the audited financial statements be included in Allscripts’ Annual Report on Form 10-K for the fiscal year ended December 31, 2004, filed with the Securities and Exchange Commission.

The discussions with Allscripts’ independent accountants also included the matters required by Statement on Auditing Standards No. 61 (Communications with Audit Committees), Statement on Auditing Standards No. 99 (Consideration of Fraud in a Financial Statement Audit) and Securities and Exchange Commission rules regarding auditor independence discussed in Final SEC Releases Nos. 33-8183 and 33-8183a. The Committee received from the independent accountants written disclosures and the letter regarding its independence required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent accountants its independence from Allscripts.

Audit Committee

Michael J. Kluger, Chairman

Marcel L. “Gus” Gamache

Bernard Goldstein

INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee appoints Allscripts’ independent public accountants. After evaluating several independent audit firms, on April 12, 2004, the Audit Committee, pursuant to authority delegated to it by the board, appointed Grant Thornton LLP as Allscripts’ independent public accountant for the 2004 fiscal year and dismissed KPMG LLP from that role.

The reports of KPMG on Allscripts’ consolidated financial statements as of and for the two years ended December 31, 2002 and 2003 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles or practices.

During Allscripts’ two fiscal years ended December 31, 2003, and in the interim period from January 1, 2004 through April 12, 2004, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused them to make reference thereto in their report of the financial statements for those years. Additionally, during this time frame there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K promulgated under the Securities Exchange Act of 1934.

Allscripts provided KPMG with a copy of the disclosures made in its Current Report on Form 8-K dated April 12, 2004 and filed with the Securities and Exchange Commission on April 16, 2004 (the “Form 8-K”), and requested that KPMG furnish Allscripts with a letter addressed to the Securities and Exchange Commission stating whether KPMG agrees with the statements made by Allscripts in response to Item 304(a) of Regulation S-K and, if not, stating the respects in which KPMG does not agree. A copy of that letter was filed as Exhibit 16.1 to the Form 8-K.

As stated above, the Audit Committee appointed Grant Thornton as Allscripts’ new independent accountants to audit and report on the financial statements and internal control over financial reporting for the fiscal year ending December 31, 2004 and to act, on a continuing basis, as Allscripts’ independent public accountant.

During the years ended December 31, 2002 and 2003, and through April 12, 2004 (the date Grant Thornton was appointed), neither Allscripts nor the Audit Committee consulted Grant Thornton with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or any other matters or reportable events as defined in Items 304(a)(2)(i) and (ii) of Regulation S-K.

The Audit Committee has re-appointed Grant Thornton as Allscripts’ independent public accountants to audit and report on the financial statements and internal control over financial reporting for the fiscal year ending December 31, 2005. Representatives of Grant Thornton will be present at the Annual Meeting. They will have the opportunity to make a statement if they so desire and to respond to appropriate questions. Representatives from KPMG will not attend the Annual Meeting.

Proposal 3

Ratification of Independent Accountants

Although we are not required to do so, we believe that it is appropriate to request that stockholders ratify the appointment of Grant Thornton. If stockholders do not ratify the appointment, the Audit Committee will investigate the reasons for the stockholders’ rejection and the Board of Directors will reconsider the appointment.

The Board of Directors unanimously recommends a vote FOR ratification of the appointment of Grant Thornton LLP as our independent accountants for 2005.

Disclosure of Independent Accountant Fees

The following table shows the fees paid or accrued for audit, audit related, tax and all other services rendered by Grant Thornton, our 2004 principal independent public accountants, and KPMG, our 2003 principal independent public accountants:

	2004
	Grant Thornton	KPMG	Total
Audit Fees (a)	$429,239	$128,806	$558,045
Tax Fees (c)	—	70,133	70,133
All other Fees (d)	—	1,500	1,500

	$429,239	$200,439	$629,678

	2003
	Grant Thornton	KPMG	Total
Audit Fees (a)	$—	$301,000	$301,000
Audit Related Fees (b)	—	34,000	34,000
Tax Fees (c)	—	148,000	148,000
All other Fees (d)	—	—	—

	$—	$483,000	$483,000

(a) Audit Fees

Audit fees include fees billed by the independent public accountants and accrued by Allscripts for the audit of the annual financial statements and the audit of internal control over financial reporting, applicable to 2004 only. They also include fees for the review of financial statements included in Allscripts’ Forms 10-Q and fees in connection with our Form S-3 filing, related to our offering of Senior Convertible Debentures in July 2004.

(b) Audit Related Fees

Audit related services in 2003 include due diligence services related to Allscripts’ acquisition of Advanced Imaging Concepts, Inc.

(c) Tax Fees

Tax fees include fees billed by the independent public accountants and accrued by Allscripts for corporate tax compliance, as well as counsel and advisory services. In 2003, certain tax advisory services were performed in connection with the acquisition of Advanced Imaging Concepts, Inc. in 2003.

(d) All Other Fees

All other fees include those associated with services not captured in the other categories.

Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Auditor

The Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor.

Prior to engagement of the independent auditor for the next year’s audit, management will submit a list of services and related fees expected to be rendered during that year within each of the following four categories of service to the Audit Committee for approval.

1.	Audit services include audit work performed on the financial statements, as well as work that generally only the independent auditor can reasonably be expected to provide, including comfort letters, statutory audits, and discussions surrounding the proper application of financial accounting and/or reporting standards.

2.	Audit related services are for assurance and related services that are traditionally performed by the independent auditor, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

3.	Tax services include all services, except those services specifically related to the audit of the financial statements, performed by the independent auditor’s tax personnel, including tax analysis, assisting with coordination of execution of tax related activities primarily in the area of corporate development, supporting other tax related regulatory requirements, and tax compliance and reporting.

4.	Other fees are those associated with services not captured in the other categories. As a general matter, Allscripts no longer requests such services from the independent auditor.

Prior to engagement, the Audit Committee pre-approves independent auditor services within each category. The fees are budgeted and the Audit Committee requires the independent auditor and management to report actual fees versus the budgeted fees periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditor.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

EXECUTIVE OFFICERS

Following is certain information about the executive officers of Allscripts, based on information furnished by them.

Glen E. Tullman, 44, joined Allscripts as Chief Executive Officer in August 1997 to lead the Company’s transition into the Healthcare Information Sector. In May 1999, Mr. Tullman became our Chairman of the Board. Prior to joining Allscripts from October 1994 to July 1997, Mr. Tullman was Chief Executive Officer of Enterprise Systems, Inc., a healthcare information services company providing resource management solutions to large integrated healthcare networks. From 1983 to 1994, Mr. Tullman served in a number of management roles including President and Chief Operating Officer of CCC Information Services, Inc., a provider of information systems to property and casualty insurers. Mr. Tullman has been named to the Leadership Council for the e-Healthcare Initiative and currently serves on the Board of Directors of the Juvenile Diabetes Research Foundation in Chicago, as well as a number of other private boards.

Lee Shapiro, 49, became President of Allscripts in 2002 and has been with Allscripts since April 2000. Mr. Shapiro has directed Allscripts’ mergers and acquisitions activities, including the acquisition of Channelhealth, Advanced Imaging Concepts and RxCentric, as well as Allscripts’ strategic relationships, such as those with Microsoft, HP, and IDX. Prior to joining Allscripts, Mr. Shapiro was the Chief Operating Officer of Douglas Elliman-Beitler, a commercial office management and development company, where he directed all business activities throughout the United States. After graduating from The Law School at University of Chicago in 1980, Mr. Shapiro practiced commercial law at Barack, Ferrazzano, Kirschbaum, Perlman & Nagelberg, a Chicago law firm. Commencing in 1985, Mr. Shapiro became President of SES Properties, Inc., a closely held, fully integrated real estate company based in Carlsbad, CA and also the largest retail developer in Las Vegas, Nevada, during his tenure. Concurrently, Mr. Shapiro formed City Financial Bancorp in 1986 and served as its Vice Chairman. He was responsible for acquisition of financial institutions, financing, regulatory issues, legal affairs, review and restructuring of operations and the ultimate sale of the company.

Joseph E. Carey, 47, has been our Chief Operating Officer since April 1999 and has over 17 years of healthcare information technology experience. From September 1998 to April 1999, he served as President and Chief Operating Officer of Shopping@Home, Inc. Prior to that time, he was Senior Vice President and General Manager of the Resource Management Group of HBO & Company, a healthcare software firm. Mr. Carey joined HBOC in 1997 with HBOC’s acquisition of Enterprise Systems, Inc., where he held the role of President from 1993 until the acquisition. Mr. Carey previously served as one of the founding board members for the Microsoft Healthcare Users’ Group (MSHUG) and as a Foundation Member on the board of the College of Healthcare Information Management Executives (CHIME).

William J. Davis, 37, became our Chief Financial Officer in October 2002, and is responsible for financial operations as well as its human resource and MIS operations. Mr. Davis was the Chief Financial Officer of Lante Corporation from 2000 until he joined Allscripts and was Controller of Lante from 1999 through 2000. From 1991 through 1999, Mr. Davis was a Senior Manager in the Technology Group of PriceWaterhouseCoopers LLP.

T. Scott Leisher, 45, joined Allscripts in March 1998 and currently holds the position of Executive Vice President, National Accounts. Prior to moving into his current position, Mr. Leisher held a number of management positions at Allscripts, most recently having responsibility for sales and marketing. From January 1986 to 1998, Mr. Leisher was employed by CCC Information Services, Inc. Mr. Leisher served in a number of management roles at CCC ending his tenure there as Senior Vice President with direct responsibility for the Insurance Division.

Appendix A

AUDIT COMMITTEE CHARTER

Purpose and Authority

The purpose of the Audit Committee (the “Committee”) of the Board of Directors of the Company (the “Board”) shall be to assist the Board in discharging its responsibilities relating to oversight of the preparation and integrity of the financial statements of the Company, the independent auditor of the Company and its independence, qualifications and performance and compliance by the Company with legal and regulatory requirements.

The Committee shall produce an Audit Committee report for inclusion in the annual proxy statement or Form 10-K of the Company that complies with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and any other applicable laws, rules and regulations.

Membership

The members of the Committee (including the Chairperson thereof) shall be appointed by the Board. Members may be removed by the Board in accordance with the laws of the state of Delaware. If a member of the Committee ceases to be a director, the individual shall thereupon cease to be a member of the Committee.

The Committee shall be comprised of not less than three members of the Board, each of whom shall satisfy the independence and financial understanding requirements of the Nasdaq Stock Market and Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the related rules and regulations of the Commission and any other applicable laws, rules and regulations. At least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the financial sophistication of such individual. In addition, all members of the Committee shall have sufficient financial experience and ability to enable them to discharge their responsibilities hereunder.

The Board shall also determine whether any and which members of the Committee possess the requisite accounting or related financial management experience and expertise necessary to qualify as an “audit committee financial expert” as defined by the Commission.

It is the intention of the Company that members of the Committee shall not simultaneously serve on the audit committee of more than one other public company.

Meetings

The Committee shall meet at such times as it deems necessary to fulfill its purpose and responsibilities, but shall meet at least four times each year. The Committee shall establish its own schedule and agenda, coordinated by the Chairperson, which shall be provided to the Board in advance of each meeting. The Chairperson or any member of the Committee may call special meetings of the Committee upon notice as specified in the bylaws of the Company.

In addition, the Committee shall meet separately with each of management and the independent auditor as the Committee deems appropriate and as otherwise required by applicable law or regulation.

The Committee shall maintain written minutes of its meetings. The Committee may meet by telephone or videoconference and may take action by unanimous written consent. A majority of the Committee members, but not less than two, shall constitute a quorum. A majority of the Committee members present at any Committee meeting at which a quorum is present may act on behalf of the Committee. The Committee may adopt other procedural rules in addition to the foregoing from time to time as it shall determine consistent with the bylaws of the Company and this Charter.

The Committee may request the cooperation, including the attendance at meetings or portions thereof, and assistance as may be requested from time to time, of any of the executive officers and other employees of the Company.

The failure to comply with the requirements of this charter or any Nasdaq Stock Market rule or other regulation shall not invalidate any corporate action taken by the Committee.

Responsibilities of the Audit Committee

Engagement and Oversight of Independent Auditor

The Committee shall have sole authority to retain and terminate the independent auditor of the Company, and the independent auditor shall report directly to the Committee. The Committee shall be solely responsible for approval of the compensation and other engagement terms and evaluation and oversight of all work of the independent auditor, whether related to preparing or issuing an audit report or to any other audit or non-audit service.

Prior to engaging an independent auditor, the Committee shall review with the independent auditor the scope, plan, staffing and procedures to be used in conducting the annual audit, as recommended by the independent auditor, and any relationships between the independent auditor and the Company. In connection with the retention of the independent auditor, the Committee shall make all other inquiries and obtain all other disclosures with respect to the independence of such auditor and such other matters as required by law, rule or regulation or as otherwise deemed advisable by the Committee, and discuss any such disclosures with the independent auditor.

The Committee shall ensure that the audit is conducted in accordance with the audit partner rotation requirements of Section 10A(j) of the Exchange Act. At the conclusion of the audit, the Committee shall review and discuss such audit results, including any comments or recommendations of the independent auditor and the response of management to such recommendations.

Preapprovals

The Committee shall adopt appropriate procedures and policies to ensure that all audit services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by the independent auditor are approved by the Committee in accordance with the requirements of Section 10A(i) of the Exchange Act and the rules and regulations of the Commission. Subject to the foregoing, the Committee may form subcommittees and delegate authority hereunder as it deems appropriate, including the authority to preapprove audit and permitted non-audit services, but may not delegate its preapproval authority to management.

Financial Statements, Disclosure and other Compliance Matters

The Committee shall review and discuss the annual and quarterly financial statements with management and the independent auditor prior to the filing thereof with the Commission, and as the Committee otherwise deems appropriate or necessary. Such review shall comply with all applicable requirements of the Nasdaq Stock Market and any other applicable legal or regulatory requirements, and shall include a review of significant changes in accounting principles or the application thereof, the MD&A disclosure, earnings press releases and financial information and earnings guidance provided to analysts and to rating agencies. The Committee shall recommend to the Board whether or not the audited financial statements should be included in the Annual Report on Form 10-K.

Communications with Independent Auditor

Prior to the filing of the report of the independent auditor with the Commission, the Committee shall also discuss with the independent auditor:

a) all critical accounting policies and practices, and any changes therein;

b) all material alternative treatments of financial information within generally accepted accounting principals that have been discussed with management, the ramifications of the use of such alternative treatments and the treatment preferred by the independent auditor;

d) any audit problems or difficulties;

e) any material differences or disputes with management encountered during the course of the audit, along with the resolution of such differences or disputes;

f) any communications between the audit team and the audit firm’s national office respecting auditing or accounting issues presented by the engagement;

g) all matters required to be discussed with the Committee by the independent auditor pursuant to Statement on Auditing Standards No. 61; and

h) such other matters as the Committee deems appropriate or as required by law, rule or regulation.

Internal Controls

The Committee shall periodically review the adequacy and effectiveness of internal controls and procedures and may take appropriate action with respect to any significant deficiencies or material weaknesses in the design or operation of internal controls and procedures, and any irregularities involving management or other employees with a significant role in such controls and procedures. The Committee shall review with management and the independent auditor the adequacy of internal controls. The Committee shall also review with the CEO and CFO how they are meeting their obligations under the certification requirements of Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 and shall make recommendations as the Committee deems necessary. In particular, the Committee shall review any issues related to the Company’s disclosure controls and procedures and internal control over financial reporting.

Receipt of Complaints

The Committee shall establish such procedures as it deems appropriate or as are required pursuant to the rules and regulations of the Commission and the Nasdaq Stock Market regarding the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, as well as the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

Retention of Advisors

In carrying out its purposes, the Committee is authorized to take all actions that it deems necessary or appropriate and may draw upon and direct such internal resources of the Company and may engage such independent counsel (which may be, but need not be, the regular corporate counsel to the Company) and other advisors as it shall deem desirable from time to time, at the cost and expense of the Company. The Committee shall have sole authority to determine and approve related fees and retention terms for any such independent counsel or other advisors.

Internal Investigations

The Committee shall have the authority to conduct or authorize investigations into any matters within the scope of the enumerated responsibilities of the Committee. In addition, the Committee shall review and may investigate matters pertaining to the integrity of management, including conflicts of interest and adherence to codes of ethics or business conduct.

Related Party Transactions

The Committee shall conduct a review of all related party transactions for potential conflict of interest situations on an ongoing basis and shall be responsible for approving all such transactions.

Reporting to the Board

The Committee shall report regularly to the Board as it deems appropriate, and as the Board may request.

Performance Evaluation

The Committee shall conduct an annual evaluation of its performance in the manner it deems appropriate.

Audit Committee Charter

The Committee shall periodically review this Charter and shall recommend any changes to the Board as the Committee deems appropriate. A copy of this Charter shall be made available on the website of the Company at www.allscripts.com.

Other Responsibilities as Appropriate

The Committee shall perform any other activities as the Committee deems appropriate, or as are requested by the Board, consistent with this Charter, the Company’s By-Laws or required by applicable law.

Limitation on Role of Audit Committee

It is not the duty of the Committee to plan or conduct audits or to determine whether the financial statements of the Company are complete and accurate and are prepared in accordance with generally accepted accounting principals. This is the responsibility of management and the independent auditor of the Company. Members of the Committee should not be assumed to be accounting experts, and are not deemed to have accepted a duty of care greater than other members of the Board.

A ppendix B

AMENDMENT TO

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

AMENDED AND RESTATED

1993 STOCK INCENTIVE PLAN

RESOLVED, that the second sentence of Section 3 is hereby deleted in its entirety and replaced with the following:

“The maximum number of Common Shares that may be issued pursuant to all grants under this Plan shall not exceed 10,093,489.”

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

1993 STOCK INCENTIVE PLAN

(As Amended and Restated Effective April 23, 2004)

1. History and Effective Date. On September 14, 1993, the Board of Directors of Allscripts Healthcare Solutions, Inc., successor-by-merger to Allscripts, Inc. (the “Company”), approved the adoption of the Company’s 1993 Stock Incentive Plan (the “Plan”), which was amended and restated on June 7, 1999 and has been subsequently amended thereafter. The Company had previously adopted the Incentive Stock Option Plan (the “Initial Option Plan”), a 1990 Stock Option Plan (the “1990 Plan”), a Consultant Option Plan (the “Consultant Plan”) and an Amended and Restated 1993 Eligible Director Stock Option Plan (the “Director Plan”) (the Initial Option Plan, 1990 Plan, Consultant Plan and Director Plan being collectively referred to herein as the “Predecessor Plans”). Following the adoption of the Plan, shares attributable to awards that were forfeited or cancelled under the Predecessor Plans were added back to the shares available for awards under this Plan.

Effective June 28, 1999 the Company effected a reverse split of its common shares, $0.01 par value per share (the “Common Shares”), pursuant to which each Common Share was converted into one-sixth of a Common Share (the “Reverse Split”), and all references in this Plan to numbers of Common Shares shall reflect the Reverse Split.

On April 23, 2004, the Board of Directors of the Company adopted an amendment of the Plan, subject to the approval of the Company’s stockholders, as set forth herein.

2. Purpose; Types of Awards. The purpose of the Plan is to provide a means whereby the Company may, through the grant of equity-based incentives to key individuals who perform services for or on behalf of the Company (such as employees, officers, Eligible Directors, consultants and agents of the Company), attract and retain persons of ability as key individuals and motivate such persons to exert their best efforts on behalf of the Company. “Eligible Directors” means members of the Board of Directors of the Company who are not employees or officers of the Company or of any other entity and who do not own beneficially, or are not affiliated with an entity that owns beneficially 10% or more of the Company’s outstanding voting securities on the date when Stock Incentives are to be granted to such persons under the Plan. The Plan authorizes the grant to such key individuals of the Company of equity-based incentives in the form of (a) incentive stock options (“ISOs”) to purchase Common Shares that are intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”), (b) nonqualified stock options to purchase Common Shares that are not intended to qualify under Code Section 422 (“Nonqualified Options”), (c) stock appreciation rights (“SARs”), (d) Common Shares, the vesting of which is subject to restrictions and conditions (“Restricted Stock”), and (e) the right to receive Common Shares in the future, provided that certain restrictions and conditions are satisfied (“Restricted Stock Units”). ISOs and Nonqualified Options are referred to collectively under the Plan as “Options.” Options, SARs, Restricted Stock and Restricted Stock Units are referred to collectively as “Stock Incentives” under the Plan.

3. Number of Shares Available Under Plan. Stock Incentives may be granted by the Company from time to time to key individuals who perform services for or on behalf of the Company (such recipients being hereafter referred to as “grantees”). The maximum number of Common Shares that may be issued pursuant to all grants under this Plan shall not exceed 9,393,489. The Common Shares issued upon exercise of Stock Incentives granted under this Plan may be authorized and unissued shares or shares held by the Company in its treasury, or both. Any shares subject to a Stock Incentive that lapses, expires, terminates, is forfeited or is cancelled under the Plan or any Predecessor Plan without the issuance of Common Shares (including, if applicable, Common Shares that are not issued because they were used to satisfy tax withholding or payment of the exercise price of a Stock Incentive), shall again become available for issuance of Stock Incentives under the Plan. In no event shall the number of Common Shares underlying Stock Incentives granted hereunder to any individual in any twelve-month period exceed 3,000,000 Common Shares.

4. Administration. This Plan shall be administered by the Compensation Committee (the “Committee”) as appointed by the Board of Directors of the Company (the “Board”). To the extent that the Board deems it necessary or desirable, each member of the Committee shall qualify as a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, and as an “outside director” within the meaning of Section 162(m) of the Code.

The Committee may interpret the Plan, prescribe, amend, and rescind any rules and regulations necessary or appropriate for the administration of the Plan, and make such other determinations and take such other action as it deems necessary or advisable, except, as otherwise expressly reserved in the Plan to the Board.

The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent.

No member or former member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Stock Incentive awarded under it. To the maximum extent permitted by applicable law, each member or former member of the Committee shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Plan unless arising out of such member’s or former member’s own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the members or former members may have as directors or under the By-Laws of the Company.

5. Eligibility and Awards. The Committee shall, subject to the limitations of the Plan, have full power and discretion to establish selection guidelines; to select eligible persons for participation; and to determine the form of grant, either in the form of Options, SARs, Restricted Stock or Restricted Stock Units, or combinations thereof, the number of Common Shares subject to the grant, the fair market value of the Common Shares, when necessary, the restriction and forfeiture provisions relating to Common Shares, the time and conditions of vesting or exercise, the conditions, if any, under which time of vesting or exercise may be accelerated, the conditions, form, time, manner and terms of payment of any award, and all other terms and conditions of the grant; provided, however, that ISOs shall not be granted to any individual who is not an employee of the Company. Each Stock Incentive award under the Plan shall be evidenced by a written agreement setting forth the terms and conditions applicable to such award, as determined by the Committee in its sole discretion.

6. Terms and Conditions of Options. Each Option granted under the Plan shall be subject to the following terms and conditions, and to such other terms and conditions as the Committee may deem appropriate, which shall be specified in the Option agreement:

(a) Term. Each Option agreement shall specify the period for which the Option is exercisable and shall provide that the Option shall expire at the end of such period.

(b) Exercise Price. The per share exercise price of each Option shall be determined by the Committee at the time the Option is granted and shall not be less than the fair market value of a share on the grant date.

(c) Exercise of Options. No part of any Option may be exercised until the grantee has satisfied the conditions (e.g., such as remaining in the employ of the Company for a certain period of time), if any, specified by the Committee. An Option may be exercised, to the extent exercisable by its terms, at such time or times as may be determined by the Committee. The Committee, in its sole discretion, shall establish the terms and conditions, regarding the period of time, if any, that an Option may be exercised following a grantee’s termination of service with the Company. If an Option is granted in tandem with an SAR, exercise of the Option shall result in termination of the related SAR with respect to the shares exercised, and vice versa.

(d) Payment of Purchase Price Upon Exercise of an Option. Upon the exercise of an Option, the purchase price shall be paid in cash or, if the Committee so provides, in Common Shares of the Company valued at their fair market value on the date of exercise, or in any combination of cash or Common Shares. For purposes of the Plan, “fair market value” means, as of any date, if the Common Shares are actively traded or quoted on an established market (such as a national securities exchange or the National Association of Securities Dealers Automated Quotation System (“Nasdaq”)), the closing price of the Common Shares on such date or, if the shares are not actively traded or quoted in an established market, the value that the Committee determines is the fair market value in good faith and in its sole discretion.

(e) Special Rules Applicable to ISOs. In addition to the foregoing, ISOs shall be subject to the following special rules:

(i) An ISO must be granted within ten years of the date this amendment and restatement of this Plan was adopted by the Board.

(ii) The term of the ISO may not be more than ten years from the date the ISO is granted (five years, in the case of a person who owns, directly or indirectly, within the meaning of Section 424(d) of the Code, stock representing more than 10% of the voting power of all classes of stock of the Company on the date the ISO is granted).

(iii) The per share exercise price of an ISO shall not be less than the fair market value (or if granted to a person who owns, directly or indirectly, within the meaning of Section 424(d) of the Code, stock representing more than 10% of the voting power of all classes of stock of the Company, 110% of fair market value) (but in no event less than the par value) of the Common Shares of the Company on the date the ISO is granted.

(iv) No ISO may be granted under the Plan to any employee if in the calendar year in which the ISO is first exercisable the aggregate fair market value (determined as of the date of grant) of Common Shares of the Company for which such employee has been granted ISOs that first become exercisable in such calendar year exceeds $100,000.

(v) If the grantee dies, his or her ISO may be exercised, to the extent that the grantee could have done so at the date of death, by the person or persons to whom the grantee’s rights under the ISO pass by will or applicable law, or if no such person has such right, by the grantee’s executors or administrators, at any time, or from time to time, for up to one year after the date of the grantee’s death (as the Committee may specify in the Option agreement), but not later than the expiration date specified in the Option agreement.

(vi) If a grantee’s employment with the Company terminates because of permanent disability, the grantee may exercise his or her ISO, to the extent exercisable at the date of such termination, at any time, or from time to time, within one year of such termination, but not later than the expiration date specified in the Option agreement. For purposes of the Plan, the term “permanent disability” means the permanent incapacity of a grantee to perform the usual duties of his or her employment by reason of physical or mental impairment. Permanent disability shall be deemed to exist when so determined by the Committee based upon a written opinion of a licensed physician who has been approved by the Committee.

(vii) If a grantee’s employment with the Company terminates for any reason other than death or permanent disability, the grantee may exercise his or her ISO, to the extent exercisable at the date of such termination, at any time, or from time to time, during the three month period following such termination date, but not later than the expiration date specified in the Option agreement.

To the extent that any Option granted under the Plan is intended to be an ISO, but does not satisfy the requirements of Code Section 422, such Option shall be treated as a Nonqualified Option.

(f) Repricing. Except for adjustments pursuant to paragraph 12 (relating to adjustments to shares), the purchase price for any outstanding Option granted under the Plan may not be decreased after the date of grant nor may an outstanding Option granted under the Plan be surrendered to the Company as consideration for the grant of a new Option with a lower exercise price, without the approval of the Company’s stockholders.

7. Terms and Conditions of SARs. A grantee who is awarded a SAR shall have the right to receive cash or Common Shares having a fair market value equal to the appreciation in market value of a stated number of Common Shares from the date of grant. Each SAR granted under the Plan shall be subject to the following terms and conditions, and to such other terms and conditions as the Committee may deem appropriate, which shall be specified in the SAR agreement.

(a) Term. Each SAR agreement shall specify the period for which the SAR is exercisable and shall provide that the SAR shall expire at the end of such period. SARs may be granted in tandem with or with reference to an Option, in which event the grantee may elect to exercise either the Option or the SAR (as to the same Common Shares subject to the Option and the SAR), or the SAR may be granted independently of a related Option. A SAR shall be exercisable not more than ten years after the date of grant if granted in tandem with or with reference to an ISO.

(b) Exercise of SARs. No part of any SAR may be exercised until the grantee has satisfied the conditions (e.g., such as remaining in the employ of the Company for a certain period of time), if any, specified by the Committee. A SAR may be exercised, to the extent exercisable by its terms, at such time or times as may be determined by the Committee. The Committee, in its sole discretion, shall establish the terms and conditions, regarding the period of time, if any, that a SAR may be exercised following a grantee’s termination of service with the Company. If a SAR is granted in tandem with an Option, exercise of the SAR shall result in termination of the related Option with respect to the number of shares exercised, and vice versa.

(c) Payment. Upon exercise of a SAR, the grantee shall be paid the excess of the then fair market value of the number of shares to which the SAR relates over the fair market value of such number of shares at the date of grant of the SAR or of the related Option, as the case may be. Such excess shall be paid in cash or in Common Shares having a fair market value equal to such excess, or a combination thereof, as the Committee shall determine.

8. Terms and Conditions of Restricted Stock and Restricted Stock Units. The Committee may award a grantee Restricted Stock or Restricted Stock Units, as determined by the Committee in its sole discretion. For purposes of the Plan, “Restricted Stock” is a grant of Common Shares, and a “Restricted Stock Unit” is the grant of the right to receive Common Shares in the future, with such Common Shares, or right to future delivery, subject to a risk of forfeiture or other restrictions. The period beginning on the date of grant of Restricted Stock or Restricted Stock Units and ending on the date of vesting of such stock or units, is referred to as the “Restricted Period.”

(a) Eligibility; Terms of Awards. The Committee shall designate the grantees to whom Restricted Stock or Restricted Stock Units are to be awarded and the number of Common Shares or units that are subject to each such award, subject to such restrictions, limitations and conditions as the Committee, in its sole discretion, deems appropriate, as set forth in the Restricted Stock agreement applicable to the award.

(b) Restricted Period. During the Restricted Period with respect to an award of Restricted Stock, in addition to the other terms and conditions established by the Committee, the following terms and conditions shall apply:

(i) The shares of Restricted Stock may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the termination of the applicable Restricted Period or for such period of time as shall be established by the Committee and as shall be specified in the Restricted Stock agreement, or upon earlier satisfaction of other conditions as specified by the Committee in its sole discretion and set forth in the Restricted Stock agreement. All rights with respect to the Restricted Stock granted to a grantee under the Plan shall be exercisable during his or her lifetime only by such grantee.

(ii) The grantee shall be treated as the owner of shares of Restricted Stock (but not Restricted Stock Units) and shall have the right to vote such shares and shall be entitled to receive all dividends and other distributions paid with respect to the Restricted Stock. If any such dividends or distributions are paid in Common Shares or other property, such shares or property shall be subject to the same restrictions as the shares of Restricted Stock with respect to which they were paid.

(iii) Each certificate representing shares of Restricted Stock granted pursuant to the Plan shall bear the following legend, in addition to such other legends as the Committee deems appropriate, including those to reflect restrictions under applicable Federal or state securities law:

“The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer set forth in the Allscripts Healthcare Solutions, Inc. 1993 Stock Incentive Plan, as amended, and rules and administration adopted pursuant to such Plan, and a Restricted Stock Agreement. A copy of the Plan, such rules and such Restricted Stock Agreement may be obtained from the Secretary of Allscripts Healthcare Solutions, Inc.”

(c) Removal of Restrictions. Except as otherwise provided in the Plan or a Restricted Stock agreement, after the last day of the Restricted Period with respect to all or a portion of the Restricted Stock, the shares that are no longer subject to the Restricted Period shall become freely transferable by the grantee. As soon as practicable after the end of the Restricted Period, a new or additional certificate for such shares without the legend set forth in paragraph 8(b) shall be delivered to the grantee. Restricted Stock Units for which the Restricted Period has ended may be paid in cash, Common Shares, or any combination thereof, as determined by the Committee.

9. Performance Based Awards. The Committee may designate whether any Stock Incentive granted to any grantee is intended to be “performance-based compensation” as that term is used in Section 162(m) of the Code. Any such Stock Incentives designated as intended to be “performance-based compensation” shall be conditioned on the achievement of one or more performance measures, to the extent required by Code Section 162(m). The performance measures shall be based on any one or more of the following, as selected by the Committee: total shareholder return, return on equity, return on capital employed, return on invested capital, cash flow, cumulative cash flow, operating profit, gross or pre-tax profits, post-tax profits, gross or net margins, consolidated net income, economic value added, improvements in financial ratings, achievement of balance sheet or income statement objectives, market or category share or costs. For Stock Incentives that are intended to be performance-based compensation under this paragraph 9, the grant of the Stock Incentive and the establishment of the performance measures shall be made during the period required under Code Section 162(m). The payout of any such Stock Incentive to a “covered employee” (within the meaning of Code Section 162(m)) may be reduced, but not increased, based on the degree of attainment of other performance criteria or otherwise at the discretion of the Committee. The number of Common Shares which may be issued in any fiscal year with respect to Restricted Stock or Restricted Stock Units that are intended to be performance-based compensation under this paragraph 9 shall not exceed 3,000,000 shares.

10. Transferability. Except as provided in this paragraph 10, no Stock Incentive may be assigned or otherwise transferred. Each Stock Incentive granted under the Plan shall be transferable by will and by the laws of descent and distribution. In addition, under such rules and procedures as the Committee may establish and subject to the discretion of the Committee, the grantee of a Nonqualified Option may transfer such Option, without value, to a member of the grantee’s immediate family or to a trust or partnership for the benefit of the grantee or his or her immediate family, provided that (i) the applicable Option agreement expressly so permits and (ii) the grantee provides such documentation or information concerning any such transfer or transferee as the Committee may reasonably request. Any Option held by a transferee shall be subject to the same terms and conditions that applied immediately prior to the transfer. No ISO may be assigned or otherwise transferred in any manner.

11. No Rights as a Stockholder. No grantee shall have any rights as a stockholder with respect to any Common Shares underlying Stock Incentives granted under the Plan prior to the date, if any, Common Shares are issued in the grantee’s name.

12. Adjustments in Event of Change in Common Shares. If during the term of this Plan, there shall be any change in the Company’s Common Shares through a merger, consolidation, reorganization, recapitalization or otherwise, or if there shall be a dividend on the Company’s Common Shares, payable in Common Shares, or if there shall be a stock split, combination or other change in the Company’s issued Common Shares, the Common Shares available under this Plan shall be increased or decreased proportionately to give effect to such change in the Common Shares and the number of shares subject to then existing Stock Incentives and, if applicable, the exercise price thereof, shall be proportionately adjusted so that upon the issuance of Common Shares pursuant to such Stock Incentives, the person receiving such Common Shares will receive the securities which would have been received if the issuance of Common Shares pursuant to the Stock Incentives had occurred immediately prior to such merger, consolidation, reorganization, recapitalization, dividend, stock split, combination or other change provided, however, in the event of a merger, consolidation, or similar event with another corporation, all or any portion of the Stock Incentives may be cancelled by the Committee on or immediately prior to the effective date of the applicable transaction, if the Committee gives reasonable advance notice of the cancellation to each affected grantee and either: (i) the grantee is permitted to exercise the Stock Incentive, where applicable, for a reasonable period prior to the effective date of the cancellation; or (ii) the grantee receives payment or other benefits that the Committee determines to be reasonable compensation for the value of the cancelled Stock Incentives. Each such Stock Incentive shall be adjusted to nearest whole share, rounding downwards. In no event shall any fractional share become subject to a Stock Incentive issued hereunder.

13. Compliance with Other Laws and Regulations. The Plan, the grant and exercise of Stock Incentives thereunder, and the obligation of the Company to sell and deliver Common Shares under such Stock Incentives, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. If at any time the Committee shall determine in its discretion that the listing, registration or qualification of the shares covered by the Plan upon any national securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the sale or purchase of shares under the Plan, no shares will be delivered unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Committee. If shares are not required to be registered, but are exempt from registration, upon transfer of any shares pursuant to the exercise or vesting of a Stock Incentive, the Company may require each grantee, to represent that the shares are being acquired for investment only and not with a view to their sale or distribution, and to make such other representations deemed appropriate by counsel to the Company. Stock certificates evidencing unregistered shares acquired upon exercise of Stock Incentives shall bear any legend required by applicable state securities laws and a restrictive legend substantially as follows:

The securities represented hereby have not been registered under the Securities Act of 1933, as amended (the “Act”), and may not be transferred in the absence of such registration or an opinion of counsel acceptable to the Company that such transfer will not require registration under such Act.

14. No Rights to Continued Employment. The Plan and any Stock Incentive granted under the Plan shall not confer upon any grantee any right with respect to employment or the continuance of employment by the Company, nor shall they affect in any way the right of the Company to terminate the grantee’s relationship with the Company (including his or her employment) at any time.

15. Withholding. The Committee in its discretion may cause to be made as a condition precedent to the payment of any cash or stock, appropriate arrangements for the withholding of any federal, state, local or foreign taxes.

16. Amendment, Suspension and Discontinuance. The Board may from time to time amend, suspend or discontinue the Plan; provided, however, no action of the Board may, without the approval of the Company’s stockholders (a) increase the number of shares reserved for Stock Incentives pursuant to paragraph 3; (b) permit granting of any ISO at any option price less fair market value at the date of grant; (c) change the class of individuals eligible to receive Stock Incentives; (d) permit the granting of Stock Incentives after the termination date provided for in paragraph 17; or (e) materially (within the meaning of rules of Nasdaq) change the terms of the Plan.

17. Term of Plan. This Plan shall terminate and no Stock Incentive shall be granted after April 23, 2014; provided that any Stock Incentives granted prior to such date may be exercised in accordance with their terms.

18. Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Illinois.

PROXY

PROXY

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

222 Merchandise Mart Plaza, Suite 2024

Chicago, IL 60654

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Glen E. Tullman and William J. Davis, and each of them, as Proxies, each with power of substitution, and hereby authorizes them to vote, as designated below, all shares of common stock of Allscripts Healthcare Solutions, Inc. held of record by the undersigned on April 15, 2005, at the Annual Meeting of Stockholders to be held on June 9, 2005, and any adjournment thereof. If only one Proxy is present at the Meeting, then that one may exercise the power of all the Proxies hereunder.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be signed on reverse side)

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

[    ]

This Proxy when properly executed will be voted in the manner directed hereby the undersigned stockholder. If no direction is made, this Proxy will be voted FOR the election of all listed Directors, FOR the amendment to the Amended and Restated 1993 Stock Incentive Plan and FOR the ratification of Grant Thornton LLP as independent accountants for 2005.

1. ELECTION OF DIRECTORS—

Nominees: Glen E. Tullman and M. Fazle Husain. (INSTRUCTION: To withhold authority to vote for any individual nominees, write that nominee’s name in the space below.)

For All  `

Withhold All  `

For All Except  `

2. Amendment to the Amended and Restated 1993 Stock Incentive Plan.

For All  `

Withhold All  `

For All Except  `

3. Ratification of the appointment of Grant Thornton LLP as independent accountants for 2005.

For All  `

Withhold All  `

For All Except  `

4.In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Dated:                                , 2005

Signature(s)

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

  FOLD AND DETACH HERE  ¯

YOUR VOTE IS IMPORTANT!

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.